Exhibit 10.1(g)

SEVENTH AMENDMENT OF LEASE
Bobson 333 LLC to ImmunoGen, Inc.

This Seventh Amendment of Lease is made as of October 20, 2005 by and between Bobson 333 LLC, a Massachusetts limited liability company (“Lessor”) and ImmunoGen, Inc., a Massachusetts corporation (“Lessee”).

Whereas Lessor is the successor Lessor and Lessee is the successor Lessee under that certain Lease dated December 1, 1986, as amended to date (collectively, the “Lease”) relating to approximately 35,450 square feet of space (the “Leased Premises”) in the South Building located at 333 Providence Highway, Norwood, Massachusetts, (the “Property”), as more fully described in the Lease and the plan attached thereto, and

Whereas Lessor and Lessee wish to extend the term of the Lease, and amend certain other terms therein as provided herein,

Now, therefore, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the undersigned unto the other, the parties agree to amend and modify the Lease as follows:

1.              The Expiration Date of the current term of the Lease shall be extended from June 30, 2008 to June 30, 2011.

2.              The Yearly Fixed Rent, also know as the Base Rent, shall be as follows:

a)             From the date hereof until June 30, 2007 at the annualized rental rate of $496,300.00 payable in monthly installments, in advance, on the first day of each calendar month, in the amount of $41,358.33;

b)            From July 1, 2007 through June 30, 2008 an annual rent of $549,475.00 payable in monthly installments, in advance, on the first day of each calendar month, in the amount of $45,789.58;

c)             From July 1, 2008 through June 30, 2009 an annual rent of $602,650.00 payable in monthly installments, in advance, on the first day of each calendar month, in the amount of $50,220.83;

d)            From July 1, 2009 through June 30, 2010 an annual rent of $655,826.00 payable in monthly installments, in advance, on the first day of each calendar month, in the amount of $54,652.08; and

e)             From July 1, 2010 through June 30, 2011 an annual rent of $673,550.00 payable in monthly installments, in advance, on the first day of each calendar month, in the amount of $56,129.17.

Lessee shall have the option to extend the term of this Lease for one additional 5-year (five year) period by notifying Lessor in writing at least 180 days before the Expiration Date. If properly exercised, the Lease Extension Term shall commence on July 1, 2011 and end on June 30, 2016 (the Extension Term”). During the Extension Term, the Yearly Fixed Rent shall be:

a)             From July 1, 2011 through June 30 2013 an annual rent of $779,900 payable in monthly installments, in advance, on the first day of each calendar month, in the amount of $64,997.67

b)            From July 1, 2013 through June 30 2016 an annual rent of $850,800 payable in monthly installments, in advance, on the first day of each calendar month, in the amount of $70,900.00.

Lessee’s right to extend the term of this Lease for the Extension Term is expressly conditioned upon Lessee having maintained its payment and performance obligations under this Lease current, and without default not cured within any applicable grace period through the Extension Term commencement date. During the Extension Term, all other terms of the Lease shall remain in full force and effect.

4.              All capitalized terms used herein shall have the same meaning as set forth in the Lease, unless otherwise defined herein.

5.              Each party represents and warrants to the other that it has not dealt with any broker or finder in connection with the consummation of the transactions contemplated by this Seventh Amendment, and in the event of any brokerage claim against either party predicated upon an allegation that the other party involved a broker or finder in the transaction, the other party shall exonerate, indemnify and hold harmless the party against whom the claim is made from and against all loss, cost, damage and expense (including reasonable attorneys’ fees) incurred in connection with such claim.

6.              Lessee hereby represents and warrants to Lessor that: (a) the Lease is in full force and effect; and (b) Landlord is not in not default in the performance of or compliance with any provision of the Lease and Lessee has no claim, nor knowledge of any state of facts that, with the giving of notice or the passage of time, or both, would give rise to a claim, against Landlord for any default by Lessor under the Lease.

7.              The Lease is hereby ratified and confirmed in its entirety and, except as modified and amended hereby, shall remain unmodified and in full force and effect.

Executed as a sealed instrument as of the date first written above.

LESSOR:
Bobson 333 LLC, a Massachusetts limited liability company

By:
James H. Mitchell its Manager, and not individually

LESSEE:
ImmunoGen, Inc., a Massachusetts corporation

By:	/s/ Mitchel Sayare
Its President,
duly authorized

By:	/s/ Daniel Junius
Its Treasurer,
duly authorized